Exhibit A

Agreement of Joint Filing

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned, Michael A. Davis, Janet J. Johnstone, Rudolf Steiner Foundation, Inc., Skywords Family Foundation Inc., Michael Arlen Davis Revocable Trust, Nyracai Davis Irrevocable Trust, Nettizanne J. Davis Irrevocable Trust, Nettizanne Johnstone Davis GST Exempt Trust and Nyracai Johnstone Davis GST Exempt Trust Agreement of Joint Filing, dated December , 2020, by and among Michael A. Davis, Janet J. Johnstone, Rudolf Steiner Foundation, Inc., Skywords Family Foundation Inc., Michael Arlen Davis Revocable Trust, Nyracai Davis Irrevocable Trust, Nettizanne J. Davis Irrevocable Trust, Nettizanne Johnstone Davis GST Exempt Trust and Nyracai Johnstone Davis GST Exempt Trust hereby agree to the joint filing on behalf of each of them of the Schedule 13D to which this Agreement is attached as an exhibit (and any further amendment filed by any two or more of the undersigned). The undersigned acknowledge that each filer shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent it knows or has reason to believe that such information is inaccurate.

This Agreement of Joint Filing may be executed simultaneously in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated: December 2, 2020

Michael A. Davis

By:	/s/ Michael A. Davis
Michael A. Davis

Janet J. Johnstone

By:	/s/ Janet J. Johnstone
Janet J. Johnstone
Rudolf Steiner Foundation, Inc.

By:	/s/ Timothy M. Green
Timothy M. Green
Its:	Vice President, Rudolf Steiner Foundation

Skywords Family Foundation Inc.

By:	/s/ Michael A. Davis
Michael A. Davis
Its:	Director

Michael Arlen Davis Revocable Trust

By:	/s/ Michael A. Davis
Michael A. Davis
Its:	Trustee

Nyracai Davis Irrevocable Trust

By:	/s/ Michael A. Davis
Michael A. Davis
Its:	Trustee

Nettizanne J. Davis Irrevocable Trust

By:	/s/ Michael A. Davis
Michael A. Davis
Its:	Trustee

Nettizanne Johnstone Davis GST Exempt Trust

By:	/s/ Michael A. Davis
Michael A. Davis
Its:	Trustee

Nyracai Johnstone Davis GST Exempt Trust

By:	/s/ Michael A. Davis
Michael A. Davis
Its:	Trustee

2